Exhibit 99.1

Barnes & Noble Announces First Quarter Results

    NEW YORK--(BUSINESS WIRE)--May 22, 2003--Barnes & Noble, Inc.
(NYSE: BKS), the world's largest bookseller, today reported financial results for the first quarter ended May 3, 2003.

    FIRST QUARTER RESULTS

    Barnes & Noble Booksellers

    For the first quarter, sales were $863.9 million and net loss was $(3.2) million or $(0.05) per share.

    -- Barnes & Noble store sales were $803.5 million for the quarter. Comparable store sales decreased (1.8)% for the month of April and (5.2)% for the first quarter. The company opened four new Barnes & Noble stores and closed two locations ending the quarter with 630 stores.

    -- B. Dalton sales, which comprise approximately 5.0% of total bookstore sales, were $45.9 million for the quarter, a decrease of (24.1)%. Comparable store sales decreased (11.7)% for the month of April and (14.0)% for the first quarter. The company closed 13 B. Dalton stores.

    The results include the effect of the newly adopted Emerging Issues Task Force Issue No. 02-16 (EITF 02-16), which addresses the accounting for cooperative advertising and other vendor incentive programs. The impact of EITF 02-16 was less than $(0.01) per share for the first quarter and is expected to be approximately $(0.02) per share for the full year.
    "An improvement in April sales enabled us to outperform our revised guidance, in spite of the difficulties all retailers experienced in the first quarter," said Steve Riggio, chief executive officer of Barnes & Noble, Inc. "However, we remain cautious about sales trends for the balance of the year due to the current uncertain retail climate."

    GameStop

    GameStop, the nation's largest video game and entertainment software specialty retailer, reported a comparable store sales increase of 3.5% during the quarter, on top of a 28.7% comparable store sales increase during the first quarter of fiscal 2002. GameStop sales were $321.7 million for the quarter, an increase of 18.5%. The company's share of net earnings for the first quarter (based upon Barnes & Noble, Inc.'s basic ownership interest of approximately 63%) was $4.2 million or $0.06 per share.

    Barnes & Noble.com

    Barnes & Noble.com reported a first quarter EBITDA loss (loss before interest, taxes, depreciation, amortization and equity losses) of $(5.9) million, a 52.8% improvement from the first quarter 2002 EBITDA loss. Total operating expenses decreased 11.4% quarter-over-quarter, as Barnes & Noble.com continues to reduce and leverage its operating expense base.
    The company's share of net losses for Barnes & Noble.com was $(3.0) million or $(0.04) per share for the quarter.

    Consolidated

    Consolidated net loss for the first quarter was $(2.0) million or $(0.03) per share compared with $(1.4) million or $(0.02) per share, prior to a non-cash impairment charge of $(0.23) per share, in the previous year.

    GUIDANCE FOR THE SECOND QUARTER

    Barnes & Noble Booksellers

    The company expects comparable store sales at Barnes & Noble stores to range from flat to 2.0%. Based upon these projections, the company expects earnings to range between $0.10 and $0.14 per share for the second quarter of 2003, versus an equivalent $0.16 for the same period last year.

    GameStop

    The company's share of net earnings in GameStop is expected to range from $0.05 to $0.06 per share.

    Barnes & Noble.com

    The company's share of second quarter net losses in Barnes &
Noble.com is expected to be in the range of $(0.05) to $(0.06) per share.

    Consolidated

    Consolidated results for the second quarter are expected to range from $0.09 to $0.15 per share, based upon a share count of approximately 67 million shares. Full year guidance remains unchanged, in a range of $1.87 to $1.95 per share.

    A conference call with Barnes & Noble, Inc.'s management will be simulcast on the Web at (www.companyboardroom.com) beginning at 11 A.M. ET on Thursday, May 22, 2003, and is accessible at (http://www.barnesandnobleinc.com/financials), where it will be archived until June 20, 2003.
    The next scheduled press release will be the May sales release on June 5, 2003.

    ABOUT BARNES & NOBLE, INC.

    Barnes & Noble, Inc. (NYSE: BKS) is the world's largest bookseller, operating 630 Barnes & Noble stores in 49 states. It also operates 245 B. Dalton Bookseller stores, primarily in regional shopping malls. The company offers titles from more than 50,000 publisher imprints, including thousands of small, independent publishers and university presses. It conducts its e-commerce business through Barnes & Noble.com (NASDAQ: BNBN) (http://www.bn.com) in which it owns an approximate 38% interest.
    Barnes & Noble also has approximately a 60% interest in GameStop (NYSE: GME), the nation's largest video game and entertainment software specialty retailer with 1,309 stores.
    General financial information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site: http://www.barnesandnobleinc.com/financials.

    SAFE HARBOR

    This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.




                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                         First Quarter Summary
               ($ in millions, except per share amounts)


                                                   13 weeks ended
                                              ------------------------
                                              May 3, 2003  May 4, 2002
                                              -----------  -----------
BARNES & NOBLE RETAIL OPERATIONS

BARNES & NOBLE BOOKSELLERS
(Bookstores - includes  Calendar Club and
 Sterling Publishing)
  Sales                                           $   864         862

  Operating loss                                       (1)        (19)
  Depreciation and amortization                        33          31
  Impairment charge                                     -          25
                                                  -------    --------
  EBITDA (operating loss + depreciation
   and amortization + impairment charge)               32          37
                                                  =======    ========

  EPS                                               (0.05)       0.01

GAMESTOP
(Video Game & Entertainment Software Stores)
  Sales                                               322         271

  Operating profit                                     11           9
  Depreciation and amortization                         6           5
                                                  -------    --------
  EBITDA (operating profit + depreciation and
   amortization)                                       17          14
                                                  =======    ========

  Barnes & Noble, Inc.'s percentage ownership
   in GameStop (basic)                               63.1%       66.3%
                                                  -------    --------
  Barnes & Noble, Inc.'s portion of GameStop's
   EBITDA                                              11           9
                                                  =======    ========


  EPS                                                0.06        0.05

TOTAL RETAIL EPS                                     0.01        0.06


INVESTING ACTIVITIES

  Share of net losses of Barnes & Noble.com         (0.04)      (0.07)

  Share of net loss from other investments              -       (0.01)

                                                  -------    --------
CONSOLIDATED EPS BEFORE GEMSTAR IMPAIRMENT
 CHARGE                                             (0.03)      (0.02)

  Impairment charge (Gemstar International
   Ltd.) (1)                                            -       (0.23)
                                                  -------    --------

CONSOLIDATED EPS                                  $ (0.03)      (0.25)
                                                  =======    ========

Weighted average shares outstanding            64,867,000  67,252,000


(1) In fiscal 1998, Barnes & Noble, Inc. purchased an investment in NuvoMedia, Inc. for $4.8 million. In fiscal 1999, NuvoMedia was acquired by Gemstar International Ltd. (Gemstar). In connection with this sale, Barnes & Noble, Inc. recognized a pre-tax gain of $22.4 million (which was recorded as stock in Gemstar). As a result of Gemstar's financial difficulties, the Company believed that the decline in the value of its investment in Gemstar was other than temporary, and recorded an impairment charge in the first quarter of fiscal 2002. The investment was sold in the second quarter of fiscal 2002.





                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
             (thousands of dollars, except per share data)

----------------------------------------------------------------------
                                                   13 weeks ended
                                                  -----------------
                                              May 3, 2003  May 4, 2002
                                              -----------  -----------

Sales                                          $1,185,605   1,133,126
Cost of sales and occupancy                       884,960     849,990
                                               ----------  ----------
 Gross profit                                     300,645     283,136
                                               ----------  ----------
Selling and administrative expenses               250,673     230,544
Depreciation and amortization                      39,040      35,750
Pre-opening expenses                                1,502       1,750
Impairment charge                                       -      25,328
                                               ----------  ----------
 Operating profit (loss)                            9,430     (10,236)
Interest expense, net                              (4,643)     (5,406)
Equity in net loss of Barnes & Noble.com           (4,972)     (7,435)
Other expense, net                                      -      (1,813)
                                               ----------  ----------
 Loss before taxes and minority interest             (185)    (24,890)
Income taxes                                          (75)    (10,227)
                                               ----------- -----------
 Loss before minority interest                       (110)    (14,663)
Minority interest                                  (1,916)     (1,658)
                                               ----------  ----------
 Net loss                                      $   (2,026)    (16,321)
                                               ==========  ==========

Loss per common share:
 Basic                                         $    (0.03)      (0.25)
 Diluted                                       $    (0.03)      (0.25)

Weighted average common shares outstanding
 Basic                                         64,867,000  67,252,000
 Diluted                                       64,867,000  67,252,000

Percentage of sales:
Sales                                               100.0%      100.0%
Cost of sales and occupancy                          74.6%       75.0%
                                               ----------  ----------
 Gross profit                                       25.4%       25.0%
                                               ----------  ----------
Selling and administrative expenses                  21.1%       20.3%
Depreciation and amortization                         3.3%        3.2%
Pre-opening expenses                                  0.2%        0.2%
Impairment charge                                     0.0%        2.2%
                                               ----------  ----------
 Operating profit (loss)                              0.8%       -0.9%
Interest expense, net                                -0.4%       -0.5%
Equity in net loss of Barnes & Noble.com             -0.4%       -0.6%
Other expense, net                                    0.0%       -0.2%
                                               ----------  ----------
 Loss before taxes and minority interest              0.0%       -2.2%
Income taxes                                          0.0%       -0.9%
                                               ----------  ----------
 Loss before minority interest                        0.0%       -1.3%
Minority interest                                    -0.2%       -0.1%
                                               ----------  ----------
 Net loss                                            -0.2%       -1.4%
                                               ==========  ==========




                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
             (thousands of dollars, except per share data)
----------------------------------------------------------------------

                                        May 3,    May 4,   February 1,
                                         2003      2002       2003
                                       --------  --------  ---------
                                            (unaudited)

         ASSETS
Current assets:
 Cash and cash equivalents           $  195,987    183,262    267,642
 Receivables, net                        64,014     52,474     66,948
 Barnes & Noble.com receivable           35,920     43,618     55,174
 Merchandise inventories              1,418,377  1,354,708  1,395,872
 Prepaid expenses and other current
  assets                                103,539    105,964    101,232
                                     ----------  ---------  ---------
    Total current assets              1,817,837  1,740,026  1,886,868
                                     ----------  ---------  ---------

Property and equipment:
 Land and land improvements               3,247      3,247      3,247
 Buildings and leasehold improvements   491,278    466,174    495,499
 Fixtures and equipment                 949,266    842,373    936,136
                                     ----------  ---------  ---------
                                      1,443,791  1,311,794  1,434,882
 Less accumulated depreciation and
  amortization                          842,580    719,777    812,579
                                     ----------  ---------  ---------
   Net property and equipment           601,211    592,017    622,303
                                     ----------  ---------  ---------

Goodwill                                391,704    340,881    390,396
Intangible assets, net                   47,713          -     48,176
Investment in Barnes & Noble.com         19,782     40,782     23,280
Other noncurrent assets                  23,009     39,317     24,404
                                     ----------  ---------  ---------
   Total assets                      $2,901,256  2,753,023  2,995,427
                                     ==========  =========  =========

    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                    $  661,556    677,850    710,907
 Accrued liabilities                    420,861    335,200    520,541
                                     ----------  ---------  ---------
   Total current liabilities          1,082,417  1,013,050  1,231,448
                                     ----------  ---------  ---------

Long-term debt                          357,000    355,000    300,000
Deferred income taxes                   119,845    115,079    119,823
Other long-term liabilities             115,142    107,462    115,415

Minority interest                       202,979    183,664    200,951

Shareholders' equity:
 Common stock; $.001 par value;
  300,000,000 shares authorized;
  73,470,067, 72,856,628 and
  73,110,740 shares issued,
  respectively                               73         73         73
 Additional paid-in capital             832,339    821,504    828,522
 Accumulated other comprehensive
  loss                                  (11,032)      (813)   (11,064)
 Retained earnings                      389,624    275,381    391,650
 Treasury stock, at cost, 8,807,700,
  5,504,700 and 8,502,700 shares,
  respectively                         (187,131)  (117,377)  (181,391)
                                     ----------  ---------  ---------
   Total shareholders' equity         1,023,873    978,768  1,027,790
                                     ----------  ---------  ---------
Commitments and contingencies                 -          -          -
                                     ----------  ---------  ---------
 Total liabilities and
  shareholders' equity               $2,901,256  2,753,023  2,995,427
                                     ==========  =========  =========

    CONTACT: Media Contact:
             Mary Ellen Keating
             Senior Vice President
             Corporate Communications
             Barnes & Noble, Inc.
             (212) 633-3323
             or
             Investor Contact:
             Joseph J. Lombardi
             Chief Financial Officer
             Barnes & Noble, Inc.
             (212) 633-3215